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Exhibit 11.1

AVAX Technologies, Inc.
Computation of Earnings (Loss) Per Share 10K

Month of Issuance For F/S Purposes	Number of Shares	Months O/S Each Given Year	Three Months Ended 9/30/99	Three Months Ended 9/30/00	Nine Months Ended 9/30/99	Nine Months Ended 9/30/00
January '90	582,500		582,500	582,500	582,500	582,500
August '91	230,000		230,000	230,000	230,000	230,000
June '92	287,098		287,098	287,098	287,098	287,098
July '93	7,358
November '93	1,359

	8,717		8,717	8,717	8,717	8,717

July '94	3,750		3,750	3,750	3,750	3,750
April '95	(111,330)
May '95	(196,618)		—	—
September '95	402,490
November '95	1,374,728		—	—

	1,469,270		1,469,270	1,469,270	1,469,270	1,469,270

March '96	(77,901)
May & June '96	321,875
May & June '96	129,099
June '96	9,875		—	—
July '96	146,875

	529,823		529,823	529,823	529,822	529,823

June '97	407,093
July, August & Sept '97	661,901		35,337		35,337
Oct, Nov & Dec '97	402,153

	1,471,147		1,471,147	1,471,147	1,471,147	1,471,147

Jan, Feb & March '98	285,832		285,832	285,832	285,832	285,832
April, May & June '98	353,236		353,236	353,236	353,236	353,236
July, Aug & Sept	4,319,243		4,319,243	4,319,243	4,319,243	4,319,243
Oct., Nov. & Dec '98	466,503		466,505	466,503	466,505	466,503

	5,424,814

Jan, Feb & March '99	305,570		305,570	305,570	254,642	305,570
April, May & June '99	442,897		442,897	442,897	221,449	442,897
July, Aug & Sept '99	165,648		82,824	165,648	27,608	165,648
Oct., Nov. & Dec '99	119,056		—	119,056		119,056
Sept '99 Warrant Exercise Shares	37,500		18,750	37,500	6,250	37,500

	1,070,671

Jan, Feb & March '00	4,438,439	7.5	—	4,438,439	—	3,698,699
April, May & June '00	6,068	4.5	—	6,068		3,034
July, August & September '00	1,019,324	1.5		509,662		169,887

Weighted Average Shares			10,892,499	16,031,959	10,552,406	14,949,410

Net Income (Loss) Attributable to Common Stockholders			(1,973,350)	(5,457,368)	(5,516,158)	(10,111,187)
Net Income (Loss) Per Share			(0.18)	(0.34)	(0.52)	(0.68)

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AVAX Technologies, Inc. Computation of Earnings (Loss) Per Share 10K